CERTIFICATE OF AMENDMENT
                               TO THE ARTICLES OF
                                INCORPORATION OF
                             COMPOSITE DESIGN, INC.

     We, the undersigned, David C. Merrell, President, and Corie Merrell, Secretary/Treasurer, of COMPOSITE DESIGN, INC., a Nevada corporation (the "corporation"), do hereby certify:

                                       I
     The Articles of Incorporation of the corporation shall be amended as follows:

     The foregoing amendment was adopted by the shareholders of the corporation at a meeting held June 25th, 1996.

                                       II

     Pursuant to a resolution duly adopted by the shareholders of the corporation on June 25th, 1996 the 198,898,000 outstanding shares of the corporation were reversed split on a basis of 1000 for 1, retaining the authorized shares at 200,000,000 and the par value at one mill ($.001) per share, with the appropriate adjustments being made in the additional paid in capital and stated capital accounts of the corporation.

                                      III

     The number of shares entitled to vote on the amendment was 198,898,000.

                                       IV

     The number of shares voted in favor of the amendment was 146,000,000 with none opposing and none abstaining.

                                   /s/David C. Merrell,
                                   President

                                   /s/Corie Merrell,
                                   Sec/Treasurer

STATE OF UTAH      )
                   )ss
COUNTY OF SALT LAKE)

     On the 2nd day of November 1996, personally appeared before me, a Notary Public, David C. Merrell, who acknowledged that he is the President of Composite Design, Inc., and that he is authorized to and did execute the above instrument.

/s/Jens O. Lovell
NOTARY PUBLIC
JENS 0. LOVELL
(Notary Seal)

STATE OF UTAH      )
                   )ss
COUNTY OF SALT LAKE)

On the 2nd day of November 1996, personally appeared before me, a Notary Public, Corie Merrell, who acknowledged that she is the Secretary/Treasurer of Composite Design Inc., and that she is authorized to and did execute the above instrument.
/s/Jens O. Lovell
NOTARY PUBLIC
JENS 0. LOVELL
(Notary Seal)